Exhibit 99.2

China Housing & Land Development Inc. Announces
Third Quarter 2014 Financial Results

Xi’an, China – November 14, 2014 — China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced its financial results for the quarter ended September 30, 2014.

Highlights for Q3 2014:

•	Total revenue in the third quarter of 2014 was $27.7 million compared to $44.1 million in the second quarter of 2014 and $24.8 million in the third quarter of 2013.

•	Total gross floor area (“GFA”) sales were 21,768 sq. meters during the third quarter of 2014, compared with 30,408 sq. meters in the second quarter of 2014 and 17,846 sq. meters in the third quarter of 2013.

•	Average residential selling price (“ASP”) in the third quarter of 2014 was RMB 6,597, compared with RMB 6,493 in the second quarter of 2014, and RMB 6,369 in the third quarter of 2013.

•	Gross profit increased to $5.8 million in the third quarter of 2014 compared to gross loss of $0.8 million in the second quarter of 2014 and gross profit of $4.9 million in the third quarter of 2013. Third quarter 2014 gross margin was 20.9%, compared with negative 1.9% in the second quarter of 2014 and 19.8% in the third quarter of 2013.

•	SG&A expenses as a percentage of total revenue increased to 14.2%, from 8.8% in the second quarter of 2014 and decreased from 15.2% in the third quarter of 2013.

•	Operating income was $0.5 million in the third quarter of 2014 compared to operating loss of $6.6 million in the second quarter of 2014, and operating loss of $0.7 million in the third quarter of 2013.

•	Net income attributable to the Company in the third quarter of 2014 was $2.2 million, or $0.06 per diluted share, compared to net loss of $6.8 million, or $(0.20) per diluted share, in the second quarter of 2014 and net loss of $0.8 million, or $(0.02) per diluted share, in the third quarter of 2013.

Mr. Pingji Lu, China Housing’s Chairman, commented, “We were pleased that our third quarter contract sales met our financial guidance projections and that we returned to profitability once again compared to the prior quarter. We were able to maintain respectable average selling prices for our units, however, local real estate market conditions in Xi’an and the surrounding region continue to be difficult as home buyers remain cautious with their purchase activity. There were five projects that contributed to the majority of our sales in the third quarter, led by our Park Plaza project.”

“The Chinese government recently implemented several important policies to improve national housing market conditions. While we believe such initiatives may help stabilize the market and increase home purchasing activity over time, we foresee ongoing uncertainty in the near future and expect market turbulence to continue in the fourth quarter. Supply and demand conditions in the local Xi’an housing market remain challenging as competition continues to be fierce. As a result, we intend to increase our promotional efforts to drive unit volume and enhance cash flow in the fourth quarter, which can help stabilize our operations. We will maintain our focus on boosting sales and minimizing costs as we wait for market conditions to improve,” concluded Mr. Lu.

Total revenue in the third quarter of 2014 decreased 37.1% to $27.7 million from $44.1 million in the second quarter of 2014 and increased 11.6% from $24.8 million in the third quarter of 2013. Other revenue in the third quarter of 2014 increased to $4.9 million from $3.3 million in the second quarter of 2014 and $3.8 million in the third quarter of 2013.

In the third quarter of 2014, the Company’s top three real estate projects measured by revenue were Park Plaza, Puhua Phase Three and Ankang projects. Third quarter 2014 contract sales totaled $23.3 million compared with $31.7 million in the second quarter of 2014 and $18.6 million in the third quarter of 2013. Total gross floor area (“GFA”) sales were 21,768 sq. meters during the third quarter of 2014, compared with 30,408 sq. meters in the second quarter of 2014 and 17,846 sq. meters in the third quarter of 2013. The Company’s ASP in the third quarter of 2014 was RMB 6,597, compared with RMB 6,493 in the second quarter of 2014, and RMB 6,369 in the third quarter of 2013.

Gross profit for the three months ended September 30, 2014 was $5.8 million, compared to gross loss of $0.8 million in the second quarter of 2014 and a 17.5% increase from $4.9 million in the third quarter of 2013. Gross profit margin for the three months ended September 30, 2014 was 20.9%, compared to negative 1.9% in the second quarter of 2014 and the 19.8% in the third quarter of 2013. The improvement in gross profit margin from the second quarter of 2014 was mainly due to the gross profit margin decreased by change of estimates in the second quarter of 2014.

SG&A expense was $3.9 million in the third quarter of 2014, same as the second quarter of 2014 and compared with $3.8 million in the third quarter of 2013. SG&A expense as a percentage of total revenue was 14.2%, compared with 8.8% in the second quarter of 2014 and 15.2% in the third quarter of 2013. The increase in the ratio of SG&A to total revenue from the second quarter of 2014 was primarily due to the decrease in revenue.

Operating income in the third quarter of 2014 was $0.5 million compared to operating loss of $6.6 million in the second quarter of 2014, and operating loss of $0.7 million in the third quarter of 2013. The decrease in operating income from the second quarter of 2014 was mainly due to reduced total revenue.

Net income attributable to China Housing in the third quarter of 2014 was $2.2 million, or $0.06per diluted share. This performance compares with net loss of $6.8 million, or ($0.20) per diluted share, in the second quarter of 2014 and net loss of $0.8 million, or $(0.02)per diluted share, in the third quarter of 2013.

Sequential Quarterly Revenue Breakout Comparison

Project	Q3 2014						Q2 2014
	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Park Plaza Phase One	8,126,813	6,150,233	4,285	8,845	40,404	98.9%	15,503,089	12,092,922	9,117	8,265
Puhua Phase Three	5,176,650	4,573,451	3,639	7,748	55,457	83.1%	6,472,271	1,382,502	1,412	6,101
Puhua Phase Two-East Region	2,226,757	1,916,575	1,877	6,293	87,230	81.6%	6,890,399	5,969,853	4,875	7,631
Ankang Phase One	4,241,380	2,559,384	3,828	4,123	53,142	62.6%	7,386,849	4,972,520	7,596	4,079
Puhua Four	2,851,066	7,772,451	7,868	6,090	127,571	26.3%	3,485,109	6,192,960	6,323	6,102
Projects Completed
Puhua Phase One	21,271	21,271	-	-	5,506	100%	(284,182)	(284,182)	—	—
Puhua Phase Two-West Region& New Coast Line	304,026	304,026	271	6,915	30,188	100%	616,066	616,066	566	6,780
JunJing III	(131,198)	-	-	-	647	100%	309,952	309,952	259	7,445
JunJing I	-	-	-	-	4,107	100%	433,310	433,310	259	10,407
Other Income	4,893,589	-	-	-	-	-	3,254,400	-	-
Total	27,710,354	23,297,391	21,768	6,597	404,252	-	44,067,263	31,685,903	30,408	6,493
Q-o-Q Change	(37.1)%	(26.5)%	(28.4)%	1.6%	-	-	99.9%	60.0%	48.9%	9.7%

Total debt outstanding as of September 30, 2014 was $333.0 million compared with $300.7 million on December 31, 2013. Net debt outstanding (total debt less cash and restricted cash) as of September 30, 2014 was $212.9 million compared with $161.8 million on December 31, 2013. The Company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 62.2 percent on September 30, 2014 and 54.1 percent on December 31, 2013, which mainly resulted from additional debt financing for the next 12 months. Consequently, the ratio of net debt as a percentage of total capital increased as of September 30, 2014 compared with December 31, 2013.

	Q3 2013
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
Golden Bay	326,494	Q22015
Ankang Project-Phase II	207,794	Q1 2015
Park Plaza- Phase II	60,057	Q3 2015
Textile City	630,000	Q2 2016
Total projects in planning	1,224,345

2014 Fourth Quarter Outlook guidance

Total contract sales for the 2014 fourth quarter are expected to reach $24.3 million to $29.2 million, compared with $23.3 million in the 2014 third quarter and $31.0 million in the fourth quarter of 2013. The Company is reporting revenues, which are subject to percentage of completion alterations.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang

Chief Financial Officer

Tel: +8629.8258.2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Balance Sheets

As of September 30, 2014 and December 31, 2013

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Cash	$7,013,787	$21,320,071
Cash - restricted	113,112,130	117,534,900
Short-term investment	22,070,271	-
Accounts receivable, net of allowance for doubtful accounts of $586,219 and $594,382, respectively	36,231,894	41,158,998
Construction in excess of billing	2,078,037	2,106,975
Other receivables, prepaid expenses and other assets	10,828,324	7,188,153
Real estate held for development or sale	368,088,188	289,474,812
Property and equipment, net	42,495,001	36,281,168
Advance to suppliers	1,929,343	697,823
Deposits on land use rights	16,454,057	59,155,165
Intangible assets, net	24,208,737	42,453,473
Goodwill	1,942,908	1,969,964
Deferred financing costs	545,853	151,585
Total assets	$646,998,530	$619,493,087

LIABILITIES
Accounts payable	$60,086,286	$59,400,262
Advances from customers	46,467,941	45,441,402
Accrued expenses	14,831,813	17,439,541
Income taxes payable	23,945,300	24,534,095
Other taxes payable	10,727,679	7,139,870
Other payables	14,115,147	12,755,824
Loans from employees	29,780,976	25,759,453
Loans payable	303,233,847	274,917,332
Deferred tax liability	14,568,710	14,782,118
Total liabilities	517,757,699	482,169,897

SHAREHOLDERS’EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares Issued 34,800,558 and 35,849,204, respectively	34,800	35,849
Additional paid in capital	52,483,510	51,347,620
Treasury stock at cost Nil shares and 1,166,369 shares, respectively	-	(2,400,288)
Statutory reserves	11,535,242	11,535,242
Retained earnings	40,295,103	48,696,878
Accumulated other comprehensive income	24,892,176	28,107,889
Total shareholders’ equity	129,240,831	137,323,190

Total liabilities and shareholders’ equity	$646,998,530	$619,493,087

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Income (Loss)

For The Three and Nine Months Ended September 30, 2014 and 2013

(Unaudited)

	3 Months September 30, 2014	3 Months September 30, 2013	9 Months September 30, 2014	9 Months September 30, 2013
REVENUES
Real estate sales	$22,816,765	$21,042,396	$79,436,412	$112,091,843
Other income	4,893,589	3,788,434	14,383,616	21,884,031
Total revenues	27,710,354	24,830,830	93,820,028	133,975,874

COST OF SALES
Cost of real estate sales	18,632,301	17,480,961	74,840,421	86,517,123
Cost of other revenue	3,290,397	2,423,455	8,692,392	16,192,275
Total cost of revenues	21,922,698	19,904,416	83,532,813	102,709,398

Gross margin	5,787,656	4,926,414	10,287,215	31,266,476

OPERATING EXPENSES
Selling, general, and administrative expenses	3,936,507	3,784,742	11,802,817	11,844,682
Stock-based compensation	-	135,792	1,136,304	1,240,065
Other expenses (income)	6,460	(91,766)	20,480	358,783
Financing expense	1,342,370	1,762,724	3,676,752	6,016,604
Total operating expenses	5,285,337	5,591,492	16,636,353	19,460,134

Operating Incom (loss)	502,319	(665,078)	(6,349,138)	11,806,342

Loss from disposal of property and equipment	-	-	563,710	-
Gain on extinguishment of loan	(2,071,672)	-	(2,071,672)	-

Income (loss) before provision for income taxes	2,573,991	(665,078)	(4,841,176)	11,806,342

Provision for current taxes	414,147	185,950	559,605	4,044,863
Recovery of deferred taxes	(11,270)	(11,341)	(33,802)	(125,989)
Provision for income taxes	402,877	174,609	525,803	3,918,874

NET INCOME (LOSS)	$2,171,114	$(839,687)	$(5,366,979)	$7,887,468

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	34,477,458	35,497,724	34,532,629	35,277,047

Diluted	34,477,458	35,497,724	34,532,629	35,277,047

NET INCOME (LOSS) PER SHARE
Basic	0.06	(0.02)	(0.16)	0.22

Diluted	0.06	(0.02)	(0.16)	0.22

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC. AND SUBSIDIARIES

 Interim Condensed Consolidated Statements of Comprehensive Income (Loss)

For The Three and Nine Months Ended September 30, 2014 and 2013

(Unaudited)

	3 Months September 30, 2014	3 Months September 30, 2013	9 Months September 30, 2014	9 Months September 30, 2013

NET INCOME (LOSS)	$2,171,114	$(839,687)	$(5,366,979)	$7,887,468

OTHER COMPREHENSIVE INCOME (LOSS)
Gain (loss) in foreign exchange	2,782,552	656,539	(3,215,708)	4,076,140

COMPREHENSIVE INCOME (LOSS)	$4,953,666	$(183,148)	$(8,582,687)	$11,963,608

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT INC. AND SUBSIDIARIES

Interim Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2014 and 2013

(Unaudited)

	September 30, 2014	September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) incomefor the period	$(5,366,979)	$7,887,468
Adjustments to reconcile net (loss) income to cash provided by (used in) operating activities:
Depreciation	1,836,084	1,940,103
Stock-based compensation	1,136,304	1,240,065
Loss on disposal of property and equipment	563,710	-
Amortization of deferred financing costs	-	55,326
Amortization of intangible assets	17,944,433	167,609
Recovery of deferred income taxes	(33,802)	(125,989)
Gain on extinguishment of loan	(2,071,672)	-
(Increase) decrease in assets:
Accounts receivable	4,313,651	(10,322,423)
Construction in excess of billing	-	559,202
Other receivable and prepaid expense	(4,783,591)	(1,937,372)
Real estate held for development or sale	(82,750,198)	(3,011,051)
Advances to suppliers	(1,238,311)	597,004
Deposit on land use right	41,899,123	-
Deferred finance costs	416,109
Increase (decrease) in liabilities:
Accounts payable	1,160,426	(10,956,225)
Advances from customers	3,842,693	5,986,114
Accrued expense and interests	(2,387,985)	(8,669,217)
Other payables	1,544,722	602,031
Income and other taxes payable	3,537,296	6,345,305
Net cash used in operating activities	(20,437,987)	(9,642,050)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,006,050)	(3,982,755)
Proceeds from sale of property and equipment	4,615	-
Proceeds from sale of short term investment	21,537,169	-
Purchase of short term investment	(43,607,440)	-
Net cash used in investing activities	(31,071,706)	(3,982,755)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	2,826,336	(4,036,463)
Loans from banks	49,943,480	98,841,999
Loans from Days Hotel and Dinghui	10,979,808	42,985,007
Payments on loans payable	(29,930,693)	(40,142,194)
Loans (repayment to) or from employees, net	4,404,795	(5,524,219)
Purchase of treasury stock	(634,648)	-
Net cash provided by financing activities	37,589,078	92,124,130

(DECREASE) INCREASE IN CASH	(13,920,615)	78,499,325

Effects on foreign currency exchange	(385,669)	1,100,396

CASH, beginning of period	21,320,071	6,121,448

CASH, end of period	$7,013,787	$85,721,169

The accompanying notes are an integral part of these interim condensed consolidated financial statements.